TIMBER SUPPLY AGREEMENT

THIS AGREEMENT is made on the                  day of                      2003

BETWEEN TIMBERMANS GROUP PTY LIMITED (A.C.N. 100 845 476) Suite 4, 95 Salmon Street, Port Melbourne, Victoria, 3207, referred to as "Timbermans Group"

AND INTEGRATED FOREST PRODUCTS PTY LIMITED (A.C.N. 083 521 966) TRALEE STREET, HUME, AUSTRALIAN CAPITAL TERRITORY trading as `IFP' and referred to as the "Company."

1.     DEFINITIONS AND INTERPRETATIONS:

1.1      Definitions:

         In this Agreement unless a contrary intention appears:

         `Act' means the Forestry Act 1916 (NSW;

         `Additional Resource' means Timber that Timbermans Group proposes to make available for sale from the Area of Supply that are surplus to Timbermans Group' commitments (such commitments to include the Annual Supply);

         `Additional Supplies' means that part of Additional Resource which is to be made available to the Company;

         `Agreement' means this agreement;

         `Annual Delivery Plan' means the plan, prepared by Timbermans Group in accordance with clause 9, for the supply of Timber during the Year to which the plan applies;

         `Annual Supply' for a Year means the total of the Base Quantity and the Marginal Quantity for that Year;

         `Approvals'  means  all  planning  and  other  governmental  regulatory
         approvals  (including  those  under  the  Environmental   Planning  and
         Assessment Act 1979) required to construct and operate the Mill;

         `Area of Supply' means the Crown timber-lands within the Bombala Management Area more particularly identified on the map attached as
         Schedule 2;

         `Base Quantity' for a Year means the Base Quantity  specified in clause
         6.1 for that Year as that quantity may be amended in accordance with clause 6.2;

         `Business Days' means the days Monday to Friday inclusive, but excluding Public Holidays and days which are rostered days off at the Mill;

         `Change in Control' means change in the control of more than 50% of the shares with the right to vote in general meetings of the Company;

         `Code of Procedure' means the Code of Procedure referred to in clause 22 as amended from time to time in accordance with this Agreement;

         `Commencement Date' means the date upon which the Relevant Provisions take effect in accordance with clause 3;

         `Company' includes all employees, servants and agents of the Company;

         `Contract Harvesting' includes the felling, extraction, sorting, processing, grading, loading, hauling and delivery of Timber to the Mill and ancillary works including roading, tracking, log dump construction and site rehabilitation by Contractors engaged by Timbermans Group or it's supply agents;

         `Contract Harvesting Agreement' means an agreement in writing between Timbermans Group or its supply agents and a Contractor providing for the Contractor to carry out Contract Harvesting or any part thereof;

         `Contractor' means a person under contract with Timbermans Group to conduct Contract Harvesting operations and includes employees and agents of the Contractor;

         `Cost Item' - see Schedule 4;

         `Delivered Price' means the price payable by the Company per tonne of Timber delivered to the Company under this Agreement calculated in accordance with clauses 15 and 16;

         `Delivered Price Review Mechanism' means a mechanism for the annual review of Delivered Prices set out in Schedule 4 as amended or replaced from time to time in accordance with this Agreement;

         `Force Majeure' means an event (other than the payment of money or failure to obtain financial accommodation) arising from an act of God, industrial dispute, act or omission of government, war, sabotage, riot, civil disobedience, epidemic, disease, flood, fire, explosion, failure of power supply, accident, natural disaster, calamity, unavailability of essential inputs to the Mill or unlawful act by other persons, or any similar cause which prevents a party from performing its obligations (in whole or in part) under this Agreement, or an industry wide collapse in market demand for Products which causes the Company to close the Mill for a period of not less than 6 weeks or (at a time after the Company operates the Mill on double shift) to operate the Mill on a single shift which processes less than 3,300 tonnes of Timber supplied under this Agreement through the Mill in each week during a 3 months period;

         `Half Year' means the period April to September inclusive in any calendar year and October to March inclusive in any Year;

         `Indicator' - see Schedule 4;

         `Indicator rates' - see Schedule 4;

         `Indicator weighting' - see Schedule 4;

         `Insolvency Event' means in respect of a party:

         (a) a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer being appointed in respect of the party or any asset of the party;
         (b) a liquidator or provisional liquidator being appointed in respect of the party;
         (c) a moratorium of any debts of the party or an official assignment or a composition or an arrangement (formal or informal) with the party's creditors or any similar proceeding or arrangement by which the assets of the party are subjected conditionally or unconditionally to the control of the party's creditors being ordered, declared or agreed to;

         (d) the party becoming, or admitting in writing that it is, or being declared to be insolvent or unable to pay its debts;
         (e) any writ of execution, garnishee order or similar order, attachment, distress or other process in an amount exceeding $10,000,000 (or its equivalent in a foreign currency) being made, levied or issued against or in relation to any asset of the party (which is not stayed, withdrawn or satisfied within 14 days of when it is made, levied or issued);
         (f)      the party suspending payments of its debts generally; or
         (g) the party being, or under legislation being presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute);

         `Marginal Quantity' for a Year means the quantity of Timber specified in clause 6 as the Marginal Quantity for that Year or such lesser quantity determined from time to time in accordance with that clause;

         `Mill' means the sawmill proposed to be located within the Shire of Bombala NSW capable of processing 320,000 tonnes of Timber into green sawn timber products in a 12 month period;

         `Monthly Delivery Schedule' means a schedule for the month to which it applies, specifying information described in clause 10;

         `Monthly Quantity' means the quantity specified in a Monthly Delivery Schedule as the quantity to be delivered in the month to which the Monthly Delivery Schedule applies;

         `Products' - see Schedule 4;

         `Relevant Provisions' means clauses 6 to 16, 20 to 30, and 33 to 40 inclusive;

         `Salvage' means the taking of such Timber that is wind thrown, damaged, pushed over or felled for forest management purposes other than timber harvesting;

         `Specifications'  means  the  specifications  for  timber  set  out  in
         Schedule 1;

         `Specified Capacity' for any Year means the capacity to process at least 40% of the sawn timber which can be derived from the Annual Supply for that Year, into one or more of the Products;

         `Term' means the term of this Agreement;

         `Timber' means timber which meets the Specifications;

         `Year' means a period of twelve (12) months commencing on 1 July.

1.2    Interpretation

         In this Agreement, unless the context requires otherwise:

         1.2.1 a reference to the Act includes all amendments, regulations, rules, by-laws and proclamations under the Act;

         1.2.2 words and phrases defined in the Act will have the same meanings attributed to those words and phrases in the Act unless the word or phrase is defined in this Agreement in which case the word or phrase will have the meaning attributed to it in this Agreement;

         1.2.3 headings are for convenience only and do not affect the interpretation of the Agreement;

         1.2.4 words importing the singular include the plural and vice versa;

         1.2.5    words importing a gender include any gender;

         1.2.6    a  reference   to  a  natural   person   includes  a  Company,
                  partnership, joint venture, association, corporation or other body corporate and any governmental agency;

         1.2.7    a reference to any thing includes a part of that thing;

         1.2.8 a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of and a party, annexure, exhibit and schedule to this Agreement;

         1.2.9    a  reference  to  a  document   includes  all   amendments  or
                  supplements or replacements or notations of that document;

         1.2.10 a reference to a party to a document includes that party's successors and permitted assigns;

         1.2.11 no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it;

         1.2.12 a reference to dollars or $ is a reference to the lawful currency of the Commonwealth of Australia.

         1.2.13 a schedule that forms part of this agreement can be varied with mutual consent by both parties without varying any further condition or schedule of the contract.

         1.2.14 a reference to a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them (whether of the same or any other legislative authority having jurisdiction);

2.     SCOPE OF AGREEMENT

2.1      Subject to the terms and conditions set out in this Agreement:

         2.1.1 Each Year Timbermans Group agrees to supply the Annual Supply to the Company from the Area of Supply;

         2.1.2 The Company agrees to purchase the Annual Supply at the prices specified in clauses 15 and 16.

3.     RELEVANT PROVISIONS SUBJECT TO CONDITIONS PRECEDENT

3.1      In this clause:

         3.1.1    the performance criteria means:

                  (a) Within twelve (12) weeks of the date of this Agreement, the Company demonstrating to the reasonable satisfaction of Timbermans Group that it has:
                           (i)      made  significant  progress  toward securing
                                    the funds required to complete  construction
                                    of the Mill; and
                           (ii)     engaged a  suitable  consultant  or  similar
                                    individual   capable  of   undertaking   and
                                    completing    any    environmental    impact
                                    assessment process that may be required to obtain the Approvals.

                 (b) Within six (6) months of the date of this Agreement, the Company demonstrating to the reasonable satisfaction of Timbermans Group that it has:
                           (i)      secured  access  to the  funds  required  to
                                    complete construction of the Mill
                           (ii)     identified  and  secured  access to the Mill
                                    site;
                           (iii) identified the infrastructure requirements for the Mill. Specifically this must include information concerning road access to the Mill site, the availability of sufficient water and power to the Mill site to operate the Mill and the provision of other site services to the Mill site including sewer
                                    and       effluent        disposal       and
                                    telecommunications.

                  (c) Within nine (9) months of the date of this Agreement, the Company:
                           (i)      providing  Timbermans  Group  with  the Mill
                                    design and
                           (ii) demonstrating to the reasonable satisfaction of Timbermans Group that it has entered a Heads-of-Agreement or similar written agreement with the New South Wales Government and/or relevant Local Council defining the role of Government and/or Local Government in the provision of site services.

                  (d) Within twelve (12) months of the date of this Agreement, the Company demonstrating to Timbermans Group' reasonable satisfaction that it has engaged the builders necessary to construct Mill.

                  (e) Within fifteen (15) months of the date of this Agreement, the Company demonstrating to the reasonable satisfaction of Timbermans Group that it has obtained the Approvals or will obtain the Approvals within a further 3 months.

                  (f) Within eighteen (18) months of the date of this Agreement, the Company demonstrating to the reasonable satisfaction of Timbermans Group that:
                           (i) earthworks required to construct the Mill have commenced; and
                           (ii) the Approvals have been obtained (if they were not obtained within 15 months of the date of this Agreement).

                  (g) Within twenty-one months (21) months of the date of this Agreement, the Company demonstrating to the reasonable satisfaction of Timbermans Group that earthworks required to construct the Mill are completed.

                  (h) Within twenty four (24) months of the date of this Agreement, the Company demonstrating to Timbermans Group' reasonable satisfaction that major components of the Mill have been constructed to a stage necessary to ensure the Mill will be constructed before the expiration of thirty six months (36) months from the date of this Agreement; and

                  (i) Within thirty six months (36) months of the date of this Agreement, the Company has:
                           (i) constructed the Mill to the stage where it capable of processing 80,000 tonnes of Timber into sawn timber per annum;
                           (ii) a proprietary interest in the constructed Mill; and
                           (iii) certified the occurrence of the matters set out in clause 3.1.1(l) (i) and (ii) in writing to Timbermans Group.

                  (j) Within 28 days of a request in writing from Timbermans Group, the Company demonstrating to Timbermans Group' reasonable satisfaction that it continues to have secured access to the funds required to complete construction of the Mill provided that Timbermans Group may not make such a request before the expiration of 9 months from the date of this Agreement and may not make any subsequent request within 12 weeks of an earlier request.

         3.1.2 a reference to the Company having a proprietary interest in the Mill means the Company or its wholly owned subsidiary either:

                  (a)      owns the Mill; or

                  (b) has more than 50 percent of the shares with the right to vote in general meeting of the corporation which owns the Mill.

         3.1.3 For the purposes of clauses 3.1.1(c)(i), (e)(i), and (j) (and without limiting the matters required to demonstrate to Timbermans Group reasonable satisfaction in accordance with those clauses) in demonstrating to Timbermans Group that the Company has secured access to the relevant funds the Company must establish to Timbermans Group reasonable satisfaction that the Company has obtained all financial accommodations and entered into all financial arrangements necessary to ensure the Company will have access to the funds when they will be required to be applied in the construction of the Mill. Such a demonstration may at the request of Timbermans Group involve any relevant financing organisation verifying the availability of relevant funds and the conditions attaching to the relevant financial accommodation.

         3.2 The Relevant Provisions will only take effect when all the performance criteria have been completed.

         3.3 This Agreement will terminate if any of the performance criteria identified in clause 3.1.1(a) or (g) have not been completed within the time for completion.

         3.4      Subject to clause 3.3 if:

                  3.4.1    the   Company   fails  to  comply  with  any  of  the
                           performance criteria; or
                  3.4.2    any  of  the  performance   criteria  have  not  been
                  completed within the timeframe specified for its completion; Timbermans Group may treat the failure or non completion as a material breach of this Agreement for the purposes of clause 31.1.

         3.5 The Company must each March, June, September and December prior to the Commencement Date, if requested by Timbermans Group, make available its senior officers for meetings with Timbermans Group to discuss and provide a report on its progress in complying with the performance criteria. The report may at Timbermans Group option be verbal or in writing or both.

4.     COMMENCEMENT AND DURATION OF AGREEMENT

       This Agreement will take effect from the date of this Agreement and operate until the expiration of twenty (20) years from the Commencement Date unless extended or sooner terminated in accordance with this Agreement.

5.3      If:

         5.3.1 by reason of default on the part of Timbermans Group no Timber is supplied to the Company under this Agreement; or

         5.3.2 this Agreement is terminated by Timbermans Group pursuant to clauses 3.4 and 31.1 and the Company's was prevented by Force Majeure from:

                  (a) complying with the performance criteria the non compliance of which Timbermans Group treated as the material breach for the purposes of the termination under clause 31.1; or
                  (b) completing performance criteria within the timeframe specified for its completion the non completion of which Timbermans Group treated as the material breach for the purposes of the termination under clause 31.1;

                  and
                  (c) the Force Majeure was not caused by any unlawful act or omission on the part of the Company;
                  (d)      the Company had taken all  reasonable or  practicable
                           precautions to prevent the Force Majeure; and
                  (e)      the Company  made all  reasonable  efforts to contain
                           the effect of the Force Majeure; and
                  (f) the Company informed Timbermans Group of the existence of the Force Majeure prior to Timbermans Group terminating the Agreement; or

         5.3.3 prior the completion of the Mill a Force Majeure event occurs which would prevent Timbermans Group from substantially complying with its obligations under this Agreement for a period in excess of 12 months at any time during the Term if the Mill was completed in accordance with this Agreement;
         then Timbermans Group must refund any Premium paid on written demand by the Company.

6.     BASE QUANTITY

6.1      Subject to clause 6.2 the Base Quantity for a Year means:

         6.1.1 for the remainder of the Year in which the Commencement Date falls (`Period A'), the Base Quantity will be at the rate of 6,700 tonnes per month for each full calendar month in Period A;
         6.1.2 for the first Year following Period A, the Base Quantity will be 80,000 tonnes per annum;
         6.1.3 for second Year following Period A, the Base Quantity will be 145,000 tonnes per annum; and
         6.1.4 for each Year of the Term thereafter the Base Quantity will be 240,000 tonnes per annum

6.2 If for reasons other than Force Majeure or default by Timbermans Group, the Company takes less than the Base Quantity in any 2 consecutive Years, Timbermans Group may by written notice to the Company reduce the Base Quantity to a quantity that is not less than the Yearly average of the quantity of Timber taken by the Company in those two Years.

7.       ADDITIONAL SUPPLIES

7.1 Timbermans Group must notify the Company of any Additional Resource and ensure the Company has an opportunity to participate on an equitable basis in the process determined by Timbermans Group to allocate the Additional Resource. Additional Supplies will be supplied at a price and on terms to be agreed between the parties.

8.       MARGINAL QUANTITY

8.1 Until the expiration of the first three (3) full Years after the Commencement Date the Marginal Quantity is zero (0) tonnes per Year.

8.2 Subject to clauses 8.1 and 8.3 the Marginal Quantity is 80,000 tonnes of Timber per Year.

8.3 For each Year of the 5 Year period after a Review Date the Marginal Quantity shall be the lesser of:

         8.3.1    80,000 tonnes; or

         8.3.2 the annual average quantity of Timber taken by the Company in excess of the Base Quantity in each of the 5 Years previous to the Review Date.

8.4      For the purposes of this clause 8:

         8.4.1 Review Dates means 1 July of Year 10 and 1 July of Year 15 where: Year 10 means the tenth full Year after the Year of the Commencement Date; and
                  Year 15 means the fifteenth full Year after the Year of the Commencement Date;
         8.4.2 The Company will be deemed to have taken Timber which it failed to take solely by reason of Timbermans Group' failure to supply it.

8.5 Timbermans Group must advise the Company in writing within 2 months after a Review Date of its calculation of any amended Marginal Quantity it proposes to implement for the purposes of this Agreement.

8.6      Subject  always to:

         8.6.1 Timbermans Group not having allocated the forfeited Timber to another purpose;
         8.6.2 the forfeited Timber being in Timbermans Group' opinion otherwise available; and
         8.6.3 the Company demonstrating to Timbermans Group' satisfaction that it will take the reinstated Marginal Quantity for the balance of the Term;
         Timbermans Group must give reasonable consideration to a request by the Company for the reinstatement of the Marginal Quantity reduced in accordance with clause 8.3.

9.     SHORTFALL MANAGEMENT

9.1 The Company must advise Timbermans Group in writing of any intention to take less than the Annual Supply in any Year (specifying the quantity it proposes to take) as soon as practicable and in any event prior to that Year to allow it to be incorporated into the Annual Delivery Plan for that Year.

9.2      If the Company varies its intention  advised in accordance  with clause
         9.1 the Company must give written notice to Timbermans Group of the variation as soon as practicable and in any event no later than 31 March of the Year to which the notice applies.

9.3 If, for any reason other than the default of Timbermans Group, the Company takes less than the Base Quantity in any Year, the Company will pay to Timbermans Group an amount equivalent to 80% of the Delivered Prices payable on the quantity of Timber being the difference between the Base Quantity and the Timber taken by the Company in that Year. The Delivered Price payable per tonne on that difference will be the average Delivered Price paid by the Company in that Year calculated by dividing the total amount paid or payable for the Timber taken by the quantity taken by the Company in that Year.

9.4 If, in the Year following a Year in which the Company took less than the Base Quantity (`the following Year'), the Company takes more than the Base Quantity (`excess Timber'), the amount payable for the excess Timber in the following Year will be reduced by up to four-fifths of the amount paid under clause 9.3.

9.5 The parties acknowledge that the Company's obligation to pay one-fifth of the liquidated damages under clause 9.3 which may not be reimbursed in accordance with clause 9.4 has been inserted in this Agreement to offset a reciprocal liability Timbermans Group may have under Contract Harvesting Agreements. Timbermans Group will use reasonable endeavours to limit its said reciprocal liability under the relevant Contract Harvesting Agreements as a result of the Company's failure to take Timber under this Agreement. Despite clause 9.3 the amount of the Company's liability in respect of the one-fifth of the liquidated damages may not exceed the reciprocal liability Timbermans Group has under the relevant Contract Harvesting Agreements for the same relevant Year. If the Company makes payment in accordance with clause 9.3 Timbermans Group must as soon as practicable ascertain whether it has any such reciprocal liability and within 30 days of so ascertaining:

         9.5.1 refund to the Company the difference if any between one-fifth of the amount paid under clause 9.3 and the actual reciprocal liability Timbermans Group has under the relevant Contract Harvesting Agreements for the same relevant Year; and
         9.5.2    provide the Company with evidence of its reciprocal liability.

9.6.     Any sum payable by the Company under clause 9.3:

         9.6.1 must be paid before 31 August in the Year following the Year in which the liability arose;
         9.6.2 is payable as pre-estimated and liquidated damages and not as a penalty.

9.7 If for reasons other than Force Majeure or default on the part of Timbermans Group, the Company fails to purchase Timber of a quantity equal to or greater than:

         9.7.1    60% of the Annual Supply for 2 consecutive Years; or
         9.7.2    50% of the Annual Supply in any Year,

         Timbermans Group:

         9.7.3 must enter into discussions with the Company for a period of not less than 45 days to determine the reasons for the failure and, if appropriate, any measures that may be taken to prevent a repeat occurrence; and
         9.7.4 may, at the conclusion of the discussion period, if acting reasonably it forms the view that the Company is unable or unlikely to substantially perform their obligations under this Agreement, terminate this Agreement.

10.    METHOD OF SUPPLY

10.1 Commencing on the Commencement Date, Timbermans Group will make available the Annual Supply for each Year by delivering the Timber to the Mill.

10.2 For the purposes of its compliance with its obligations to make the Annual Supply available to the Company in any Year, Timbermans Group will be deemed to have made available that quantity which it is ready willing and able to deliver and not any lesser quantity which it actually makes available at the request of the Company.

10.3 Subject always to the parties being able to reach agreement on the conditions which would apply, Timbermans Group may make part or all of the Annual Supply available to the Company by issuing it with licences under the Act enabling the Company to harvest and haul Timber from the Area of Supply. Where the Company harvests and hauls Timber under this clause 10.3, the Company must comply with conditions of the licences issued to it under the Act.

11.      ANNUAL DELIVERY PLAN

11.1     The Annual Delivery Plan:

         11.1.1 must be based on the Annual Supply, or other such lesser quantity advised by the Company in accordance with clause 9.1;
         11.1.2 must set out indicative information regarding the Monthly Quantities during the Year to which it applies;
         11.1.3 must make provision for stockpiling by the Company at the Mill to make provision for wet weather preventing Contract Harvesting of Timber by Timbermans Group.

11.2 Timbermans Group and the Company must as soon as practicable after the date of this Agreement, confer and negotiate in good faith to reach agreement on an Annual Delivery Plan for the remainder of Year after the Commencement Date. In default of agreement, the Annual Delivery
         Plan will be determined by Timbermans Group in accordance with the matters referred to in clause 11.1 and otherwise providing for Timber to be delivered in approximately equal monthly volumes.

11.3 Not later than 30 April in each Year, Timbermans Group and the Company must confer and negotiate in good faith to reach agreement on an Annual Delivery Plan for the following Year. In default of agreement, the Annual Delivery Plan will be determined by Timbermans Group in accordance with the matters referred to in clause 11.1 and otherwise providing for Timber to be delivered in approximately equal monthly volumes.

11.4 If in accordance with clause 11.2 the Company advises State Forest of an intention to take less Timber than previously advised which requires an amendment of the Annual Delivery Plan, Timbermans Group and the Company must confer and negotiate in good faith to reach agreement on an amended Annual Delivery Plan.

12.    MONTHLY DELIVERY SCHEDULES

12.1     The Monthly Delivery Schedule:

         12.1.1 must be based on, but not bound to, the indicative information in the Annual Delivery Plan for the month to which it applies;
         12.1.2   must  state  the  Monthly  Quantity  for the month to which it applies;
         12.1.3 must take into account the need for the Company to stockpile Timber at the Mill to make provision for wet weather preventing Contract Harvesting, while recognising the need to maintain log quality;
         12.1.4 must include any special delivery requirements the Company may have for that month, as agreed between the parties.

12.2 No later than seven (7) days prior to the commencement of each calendar month the parties must confer and negotiate in good faith to reach agreement on a Monthly Delivery Schedule for that month. In default of agreement, the Monthly Delivery Schedule will be determined by Timbermans Group in accordance with the matters referred to in clause
         12.1 and otherwise providing for a Monthly Quantity approximately equal to 9% (for the months of February to November inclusive) and 5% (for the months of December and January inclusive) of the quantity of Timber to be delivered in the relevant Year in accordance with the Annual Delivery Plan. Timbermans Group must provide the Company with the
         Monthly Delivery Schedule determined by it not less than two (2) Business Days prior to the commencement of the month to which it applies. Any determination by Timbermans Group must, as far as is reasonably practicable, take into account the current market requirements of the Company but otherwise provide for the Monthly Quantity to be delivered in approximately equal weekly quantities apart from periods of shut down in the Mill.

12.3 If either party wishes to vary a Monthly Delivery Schedule during the month to which it applies, the party must notify the other as soon as practicable and the parties must negotiate in good faith to reach agreement on an amended Monthly Delivery Schedule. In default of agreement the original Monthly Delivery Schedule shall apply.

13.    AMENDING OF ANNUAL DELIVERY PLAN OR MONTHLY DELIVERY SCHEDULE

13.1 Where any timber in the Area of Supply has been damaged or destroyed by fire, disease or other natural cause or access to the timber intended to supply the Annual Supply is otherwise prevented by Force Majeure, Timbermans Group may, after consultation and agreement with the Company, amend any Annual Delivery Plan or Monthly Delivery Schedule as it deems necessary to facilitate Salvage operations or to adjust to the unavailability of timber.

13.2     Subject always to
         13.2.1 the Company's right to refuse to accept delivery of timber which does not conform to the Specifications or to take Timber in excess of the Annual Supply; and

         13.2.2 Delivered Prices for the Timber involved taking into account any additional costs that the Company can demonstrate to Timbermans Group' reasonable satisfaction will be incurred by the Company in processing the Timber through the Mill solely by reason of it being harvested in Salvage operations;

         the Company must cooperate in Timbermans Group' efforts to sell Timber arising from Salvage operations.

14.    DELIVERY

14.1     The Company  must accept  Timber  delivered  to the Mill by  Timbermans
         Group:
         14.1.1   substantially   in  accordance   with  the  Monthly   Delivery
                  Schedule; and,
         14.1.2   during the delivery hours in clause 14.2.

14.2 The delivery hours on Business Days are between 0700 and 2300 hours or as otherwise agreed by the parties, (`specified hours'). Delivery hours on weekends, public holidays and on Business Days outside the specified hours are to be by arrangement between Timbermans Group and the Company.

14.3 The Company must use all reasonable endeavours to unload log trucks within 20 minutes of their arrival at the Delivery Site.

14.4 The Company must ensure that all unloading operations are performed in a safe manner in accordance with the NSW Occupational Health and Safety Act and any other code issued by NSW WorkCover or other relevant agency which replaces or exercises the functions carried out by NSW WorkCover.

14.5 Timbermans Group must ensure that all truck drivers delivering Timber to the Mill undertake site induction training provided by the Company at the Company's expense. Nothing in this clause 14.5 requires the Company to pay any money to the truck drivers or their employers.

15.    SPECIFICATIONS

15.1 The Company will accept any timber which, when delivered to the Mill, conforms to the Specifications.

15.2 Timber will be deemed to conform to the Specifications once the delivery docket has been signed by the Company and the Company does not object under clause 15.3 to its failure to meet the Specifications.

15.3 If the Company disputes that timber delivered by Timbermans Group conforms to the Specifications, the Company will advise Timbermans Group of the dispute within three Business Days of delivery of the timber and set the timber aside for inspection and adjudication by a suitably qualified Timbermans Group officer.

15.4 Timbermans Group must arrange for the inspection and adjudication of disputed timber within three business days after receipt of advice referred to in clause 15.3.

15.5 Subject to clause 15.7 the Company must accept the determination of the suitably qualified Timbermans Group officer regarding disputed timber as final and binding.

15.6 If a Timbermans Group Officer determines that disputed timber fails to meet the Specifications:

         15.6.1 Timbermans Group may arrange for the timber to be reserviced so that it complies with the Specifications; or

         15.6.2 the Company may, at its sole discretion, elect to accept delivery of the timber on terms and conditions (including price) to be agreed between the parties and in such a case the disputed timber will be deemed to be Timber made available to the Company as part of the Annual Supply; or
         15.6.3 if, for any reason, the Company does not elect to accept delivery of the timber, Timbermans Group must remove the timber from the Mill within 7 days at Timbermans Group' expense

15.7 If the Company disputes a determination by a suitably qualified Timbermans Group officer, the Company may appeal to Timbermans Group General Manager Marketing within two Business Days of the determination. The Company must accept the determination of Timbermans Group General Manager Marketing or his nominee regarding disputed timber as final and binding.

15.8 Timbermans Group recognises the importance of the size and consistency of the delivered log mix to the operation of the Mill. The Company also recognises the difficulties associated with supplying a delivered log mix that does not vary to reflect the inherent variability of the forest. Subject always to Timbermans Group' sole discretion to determine from time to time the location and type of Contract Harvesting operations necessary to supply Timber under this Agreement, in accordance with Timbermans Group' opinion of good forest management, and the limitations that flow from the exercise of that discretion, Timbermans Group will use reasonable endeavours to meet the following log length mix in the Annual Supply summarised below:

         ------------------------------------------
          Nominal Log Lengths     Target % of
          Lengths (m)             volume delivered
         ------------------------------------------
               3.6 - 4.2               10
         ------------------------------------------
                  4.8                  30
         ------------------------------------------
               5.4 - 6.0               60
         ------------------------------------------

16.    TITLE AND RISK

16.1 Ownership of the Timber comprising the Annual Supply will pass to the Company on payment for the Timber by the Company to Timbermans Group.

16.2 The risks of ownership of the Timber forming part of the Annual Supply will pass to the Company once the Timber has been delivered to the Mill and the delivery docket has been signed.

17.    DELIVERED PRICES

17.1 The prices payable by the Company for Timber delivered to it under this Agreement will be the Delivered Prices.

17.2 The Delivered Prices for Timber at the date of this Agreement are as specified in Schedule 3.

17.3 The parties acknowledge the Delivered Prices assume that Timber may be delivered during the delivery hours in clause 14.2 and that any reduction in the delivery hours may result in an increase in the costs of delivery.

18.    DELIVERED PRICE REVIEW

18.1 The Delivered Prices applicable at the Commencement Date shall be the Delivered Prices at the date of this Agreement varied by the percentage determined by Timbermans Group by applying the Delivered Price Review Mechanism.

18.2 The Delivered Prices for each Half Year occurring after the Commencement Date shall be the Delivered Prices for the previous Half Year varied by the percentage determined by Timbermans Group by applying the Delivered Price Review Mechanism.

18.3 As soon as practicable after the Commencement Date and the start of each Half Year thereafter Timbermans Group must apply the Delivered Price Review Mechanism to determine the Delivered Prices to apply until the next Half Year. Timbermans Group must provide the Company with details of its application of the Delivered Price Review Mechanism and the Delivered Prices so determined shall be applied retrospectively to the Commencement Date or the start of the Half Year as the case may be.

18.4 The parties must review the Delivered Prices and the Delivered Price Review Mechanism on or before the anniversary of 5 years from the Commencement Date and before the expiration of each subsequent 5 Year period and negotiate in good faith to reach agreement on whether to:

         18.4.1   amend the Delivered Prices;
         18.4.2   amend the Delivered Price Review Mechanism by:
                  (a)      adding,   deleting   or  varying   any  Cost   Items,
                           indicators, indicator rates or weightings; or
                  (b)      by replacement  with a new mechanism for  calculating
                           annual shifts in the market value of Timber delivered at the Mill; or
         18.4.3   do any combination of (a) or (b) above,

                  and in default of agreement (and subject to clause 18.5) Timbermans Group may:

         18.4.4   determine whether any amendment or replacement is necessary;
         18.4.5 may make such any amendment or replacement or both, as it considers necessary; and
         18.4.6 implement its determination in relation to Delivered Prices to apply in the Year following the Year of the review.

18.5 Any agreement or determination under clause 18.4 must meet the requirements that:

         18.5.1 the Delivered Prices are fair, reasonable and competitive in comparison to current market prices for Timber (or timber types similar or comparable to Timber) harvested and hauled in similar or comparable quantities, quality, distances and other circumstances to those which apply under this Agreement; and
         18.5.2 the Delivered Price Review Mechanism provides a fair and reasonable mechanism for calculating shifts in the market value of Timber delivered at the Mill.

18.6     If:

         18.6.1 an exceptional change occurs in the Indicator Rate of an Indicator; or
         18.6.2 a factor which is not then included as an Indicator or a Cost Item becomes apparent which may have a significant effect on the market value of Timber delivered to the Mill;
         a party may request a review of the Delivered Price Review Mechanism and the parties must negotiate in good faith to reach agreement on whether to amend the Delivered Price Review Mechanism by adding, deleting or varying any Cost Item, Indicator, Indicator Rate, or Indicator Weighting and in default of agreement (and subject to clause 18.7) Timbermans Group may:

         18.6.3   determine whether any amendment is necessary;
         18.6.4   make such any amendment as it considers necessary; and
         18.6.5 implement its determination in relation to Delivered Prices to apply in the Year following the Year of the review.

18.7 Any agreement or determination under clause 18.6 must meet the requirement that the Delivered Price Review Mechanism provides a fair and reasonably mechanism for calculating shifts in the market value of Timber delivered at the Mill.

19.    INFORMATION

19.1 The Company must throughout the Term maintain and keep all accounts and other written information relating to its sales of Products relevant to the review of the Delivered Prices or the Delivered Price Review Mechanism under clause 16 together with all documentation which may verify the accuracy of such information.

19.2 Timbermans Group may request information from the Company relating to its sales of products relevant to the review of Delivered Prices or the Delivered Price Review Mechanism including any documentation verifying the accuracy of such information.

19.3 The Company must promptly provide the information, on a confidential basis, to Timbermans Group.

19.4 If requested by Timbermans Group, the Company must provide to an independent auditor engaged by Timbermans Group full access to all accounts and papers and full information and assistance necessary for the auditor to examine and verify any information which Timbermans Group may request under clause 19.2 or is provided by the Company under that clause.

19.5 Timbermans Group must advise the Company in writing of any variation to Delivered Prices or the Delivered Price Review Mechanism as soon as practicable after the variation is agreed or determined.

20.    GOODS AND SERVICES TAX

20.1 Delivered Prices and any other consideration for supplies specified in this Agreement do not, subject to the operation of this clause, include any amount in respect of GST unless provided otherwise.

20.2 The GST may be imposed on the Delivered Price for Timber delivered under this Agreement.

20.3 If GST is or will be imposed on a supply made under this Agreement, the supplier may:
         20.3.1 increase the consideration otherwise provided for that supply under this Agreement by the amount of that GST; or
         20.3.2   otherwise recover from the recipient the amount of that GST.

20.4 The supplier must ensure that any invoice issued under this agreement in respect of a taxable supply is a Tax Invoice or Adjustment Note as appropriate or, if no invoice is to be otherwise issued under this Agreement, must issue a Tax Invoice or Adjustment Note as appropriate within 7 days of GST being imposed on a taxable supply made under this Agreement. Notwithstanding any other provision of this Agreement the payment of any amount by the recipient in respect of a taxable supply is subject to the issuing of the relevant Tax Invoice or Adjustment Note to the recipient.

20.5 Costs required to be reimbursed or indemnified under this Agreement must exclude any amount in respect of GST included in the costs for which an entitlement arises to claim an input tax credit provided that the reimbursement or indemnification does not amount to consideration for a taxable supply.

20.6 If the consideration for a supply under this Agreement is calculated by reference to the consideration or value of other supplies, in performing that calculation, the consideration or value for those other supplies excludes any amount in respect of GST payable on those supplies.

20.7 In the calculation of Delivered Prices by reference to movements in any index, such as the Consumer Price Index:
         20.7.1 any increase in the index attributable to the introduction or increase in the rate of GST published by the Commonwealth Statistician or similar government body is to be excluded from the index for the purposes of adjusting the consideration;
         20.7.2 if the Commonwealth Statistician or similar government body does not publish the increase in the index attributable to the introduction or increase in the rate of GST, Timbermans Group or the Company may request the president for the time being of the Institute of Chartered Accountants in Australia or an officer of another Australian professional association agreed by Timbermans Group and the Company to appoint a person to decide the increase in the index attributable to the introduction or increase in the rate of GST for the purposes of this clause;
         20.7.3 the person appointed will act as an expert and not an arbitrator;
         20.7.4   the expert's decision is final and binding on the parties; and
         20.7.5 Timbermans Group and the Company must each pay one half of the expert's fee (including expenses) in relation to the decision.

20.8     In this clause:
         20.8.1 Adjustment Note includes any document or record treated by the Commissioner of Taxation as an adjustment note or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;
         20.8.2   GST includes any replacement or subsequent similar tax;
         20.8.3 GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth);
         20.8.4 New Tax System changes has the same meaning as in the Trade Practices Act 1974 (Cth); and
         20.8.5 Tax Invoice includes any document or record treated by the Commissioner of Taxation as a tax invoice or as enabling the claiming of an input tax credit for which an entitlement otherwise arises.
         20.8.6 Terms defined in the GST Act have the same meaning in this clause unless provided otherwise.

21.    PAYMENT

         21.1 Timbermans Group will issue monthly invoices for the Timber delivered to the Company.

         21.2 The Company must pay any amounts owing to Timbermans Group under an invoice within 28 days of the end of month during which the Timber referred to in the invoice was supplied.

         21.3 If the Company fails to pay an invoice on the due date for payment of that invoice, Timbermans Group may suspend the Company's right to obtain Timber under this Agreement until payment is made.

         21.4 If the Company does not accept delivery of Timber harvested in accordance with the Monthly Delivery Schedule or agreed changes to the Monthly Delivery Schedule, Timbermans Group may estimate the quantity of that Timber and issue an invoice to the Company within 30 days of that Timber being harvested as if the estimated quantity had been accepted by the Company. Any such invoice will be deemed to be an invoice for Timber delivered to the Company and the provisions of clauses 21.2 and 21.3 will apply to it. The invoice will be accepted by the Company as pre-estimated and liquidated damages and not a penalty.

         21.5 Where the Company pays an invoice issued under clause 21.4 and the relevant Timber are subsequently accepted by the Company, Timbermans Group will adjust its invoices to take into account the previous payment.

22.    MEASUREMENT

         22.1 The Timber delivered by Timbermans Group to the Mill must be measured as provided under the Code of Procedure to be agreed between the parties. The Code of Procedure must provide for the measurement of the weight, diameter class and volume of Timber delivered to Mill by weighbridge and electronic log scanning. The Code of Procedure may be amended by Timbermans Group from time to time as may be considered necessary by Timbermans Group, acting reasonably. Timbermans Group will consult with and take into account any comments of the Company before any amendments are effected or implemented.

         22.2 For the purpose of weight measurement for accounting purposes the Company must install a weighbridge at the Mill which is suitable for weighing 25 metre B double trucks in a single weigh.

         22.3 The Company must provide an electronic log scanning measuring system to measure the number of logs and volume by diameter class of Timber delivered by Timbermans Group to the Mill which is acceptable to Timbermans Group and which will provide computerised output and electronic data transfer capabilities which are acceptable to Timbermans Group.

         22.4 The Company must maintain and verify the weighbridge and the electronic log scanning measuring system as required by the manufacturer's specifications and otherwise in accordance with the Code of Procedure. Timbermans Group may from time to time undertake an independent verification of the operation and accuracy of the weighbridge or electronic log scanning measuring system at its sole cost.

         22.5 The information produced by the weighbridge or electronic log scanning measuring system referred to in this clause 22 must be in any format reasonably requested by Timbermans Group in order to facilitate the efficient preparation by Timbermans Group of sales accounts and contractor payments providing that compliance with Timbermans Group request does not impose an unreasonable cost burden on the Company.

23.    COMPANY'S OBLIGATIONS

         23.1 The Company will maintain sufficient log stocks at the Mill to allow the Mill to continue operating in difficult supply conditions or where delivery is restricted due to adverse weather conditions, within the constraints of maintaining log quality.

         23.2     The Company must comply with:
         23.2.1   the provisions of the Act; and
         23.2.2   the Code of Procedure.

24.    TIMBERMANS GROUP OBLIGATIONS

         24.1 Timbermans Group will use its best endeavours to supply Timber substantially in accordance with the Annual Delivery Plan and Monthly Delivery Schedules.

         24.2     Nothing  in  clause  24.1  detracts  from   Timbermans   Group
                  obligations under clause 2.1.

25.    INDEMNITY AND INSURANCE

         25.1 The Company indemnifies Timbermans Group against all actions, proceedings, claims, demands and expenses by any person in respect of or arising out of the negligent performance by the Company of its obligations under this Agreement.

         25.2 Timbermans Group indemnifies the Company against all actions, proceedings, claims, demands and expenses by any person in respect of or arising out of the negligent performance by Timbermans Group of its obligations under this Agreement.

         25.3 The Company will take out and maintain Public Liability Insurance with a reputable insurance company approved by Timbermans Group and under a policy approved by Timbermans Group in an amount not less than $10 million for each and every occurrence and not limited in the aggregate for any one period of claim.

         25.4 Timbermans Group will maintain Public Liability Insurance to cover public liability under this Agreement.

26.    SALE OF TIMBER TO OTHER PERSONS

         26.1 Subject to its obligations under this Agreement Timbermans Group reserves the right to and may:
         26.1.1 supply timber, products and forest materials from the Area of Supply;
         26.1.2 issue licences to obtain timber, products or forest materials within the Area of Supply;
         26.1.3 sell part or all of the Annual Supply not taken or proposed to not be taken by the Company in any Year; or,
         26.1.4 sell any Timber which does not form part of the Annual Supply; to any other person.

         26.2 The Company may sell Timber supplied under this Agreement to any other person before processing the Timber through the Mill provided that at the conclusion of each Year the Company must give Timbermans Group a written statement of the quantity of any such Timber sold to during the Year.

27.    SECURITY

         27.1 The Company must provide and maintain security (`security') for the performance of its obligations under this Agreement in a sum determined by Timbermans Group from time to time. Each Year of the Term the amount of the security determined by Timbermans Group may not exceed the maximum amount which would be payable by the Company for Timber delivered during any eight (8) week period assuming that Timber was delivered in accordance with the Annual Delivery Plan for that Year (`secured amount').

         27.2 Any determination of the secured amount by Timbermans Group must be in accordance with its internal credit policy applicable at the time. The Company may from time to time in writing request Timbermans Group to re-determine the secured amount and, provided the Company is able to demonstrate to Timbermans Group reasonable satisfaction that a material change in the Company's financial circumstances has occurred, Timbermans Group must review its determination of the secured amount.

         27.3     The security must:
         27.3.1 be in a form of a bank guarantee or other form approved by Timbermans Group; and
         27.3.2 be lodged within fourteen (14) days of written request by Timbermans Group.

         27.4 Timbermans Group may, after advising the Company, draw upon the secured amount to cover any loss or damage caused by the Company's breach of its obligations under this Agreement.

         27.5 If Timbermans Group draws on the secured amount under this Agreement but does not terminate this Agreement as a result of the breach or if Timbermans Group gives written notice of an increase in the secured amount, then the Company must provide additional security on Timbermans Group written request so that the secured amount is maintained at the level determined under clause 27.1.

         27.6 Timbermans Group may suspend the Company's rights to obtain Timber under this Agreement if the Company fails to lodge the security when requested to do so.

         27.7 Timbermans Group must release the security to the Company after the expiration of 6 months of the date of termination of this Agreement if no money is due to Timbermans Group.

28.    FORCE MAJEURE

28.1     If the Company is prevented from taking Timber by Force Majeure and:
         28.1.1 the Force Majeure was not caused by any unlawful act or omission on the part of the Company or any employee or agent of the Company;
         28.1.2 the Company had taken all reasonable or practicable precautions to prevent the Force Majeure; and
         28.1.3 the Company has made all reasonable efforts to contain the effect of the Force Majeure,

         then the Company may apply to Timbermans Group for suspension or modification of its obligations under this Agreement to the extent that its obligations have been affected by the Force Majeure.

28.2 Where the Company makes application under clause 28.1, Timbermans Group will negotiate with the Company in good faith to review the Annual Supply taking into account the effect of the Force Majeure event on the productive capacity of the Company, but subject to the obligation on the Company to do all things necessary or practicable to mitigate the effect of the Force Majeure on the functions and obligations of Timbermans Group under this Agreement and the Act.

28.3 Where the Company applies for suspension or modification of its obligations under clause 28.1 and the relief granted results in the Timber harvested being less than 50 percent of the Annual Supply in any two consecutive Years, Timbermans Group may reduce the Annual Supply to an amount equal to the average of the Timber taken by the Company over those two Years. If no Timber are taken over those two Years, the Agreement may be terminated by Timbermans Group or the Company by notice in writing to the other party.

28.4 If Timbermans Group is prevented from performing all or any of its obligations under this Agreement by reason of the Force Majeure and:
         28.4.1 the Force Majeure was not caused by any unlawful act or omission on the part of Timbermans Group or any employee or agent of Timbermans Group;
         28.4.2 Timbermans Group had taken all reasonable or practicable precautions to prevent the Force Majeure; and
         28.4.3 Timbermans Group has made all reasonable efforts to contain the effect of the Force Majeure, then
         28.4.4 the Company will have no claim against Timbermans Group or the State of New South Wales for non-fulfilment of Timbermans Group' obligations under this Agreement, to the extent that the non-fulfilment is due to the event of Force Majeure;
         28.4.5 Timbermans Group will use its best endeavours to assist the Company to locate an alternative supply of Timber from Crown-timber land, until Timbermans Group is able to resume supply of the Annual Supply. To resolve any doubt Timbermans Group will have no obligations to deliver such Timber and Timbermans Group will not be liable to meet any costs associated with the Company obtaining an alternative supply; and
         28.4.6 if Timbermans Group is unable to resume the performance of its obligations within a period of 6 months from the date of the occurrence of the Force Majeure or date when the occurrence of the Force Majeure first became apparent (the `relevant date') either party may terminate the Agreement by notice. The right to give notice under this clause 28.4.3 must be exercised within a period of 9 months from the relevant date and in this regard time will be of the essence.

28.5 A party affected by an event of Force Majeure must give initial notice of the existence or occurrence of the event of Force Majeure as soon as is practicable to do so and in any case it must provide a more detailed notice within thirty (30) days of the event of Force Majeure being apparent which provides clear details of the event or occurrence claimed as Force Majeure and setting out particulars of the likely effects of the event or occurrence in question.

28.6 If the Company fails to comply with the notice requirements under clause 28.5, Timbermans Group will be entitled to take the consequences of this failure into account in assessing the effect and mitigation of the Force Majeure under clause 28.2.

28.7 If Timbermans Group fails to comply with the notice requirements under clause 28.5 the Company may require Timbermans Group to supply details of any alternate supplies of Timber which could be made available to the Company to mitigate the consequence of late notification.

29.    PRIORITY OF SUPPLY

29.1 If an event of Force Majeure results in a reduction in the yield of Timber within the Area of Supply then Timbermans Group must allocate the available Timber to the Company and other persons, with contracts with Timbermans Group for the supply of Timber from the Area of Supply, in proportion to their respective entitlements under their contracts.

29.2 The Company will have no claim against Timbermans Group for non-compliance with its obligations to make the Annual Supply available if Timbermans Group, as far as is reasonably practicable, supplies Timber in substantial compliance with clause 29.1.

30.    LIMITATION OF LIABILITY

30.1 Where Timbermans Group is in breach of this Agreement by reason of any failure to supply or deliver Timber any claim for loss suffered by the Company will be limited to the lesser of;
         30.1.1 the loss, damage or expense which would be incurred by the Company as a direct result of obtaining the Timber (which Timbermans Group failed to make available, supply or deliver) from the most economic alternative source; or
         30.1.2 the Company's loss of earnings after deducting operating costs but before interest, tax, depreciation, and amortisation;
         but shall not otherwise include consequential loss.

30.2 Except where this Agreement otherwise provides, if the Company is in breach of this Agreement by reason of any failure to take timber, any claim for loss suffered by Timbermans Group will be limited to any loss, damage, or expense incurred by Timbermans Group as a direct result of the failure of the Company to take the timber under this Agreement.

31.    TERMINATION OF AGREEMENT

31.1     Timbermans Group may terminate this Agreement if the Company:
         31.1.1   suffers an Insolvency Event; or
         31.1.2 commits a material breach of this Agreement and the default is not remedied by the Company to the satisfaction of Timbermans Group within a period of sixty (60) days in relation to a material breach in terms of clause 3.4, and thirty (30) days in relation to any other material breach, after notice of the breach has been served on the Company. Material breaches include without limitation:
                  (i) a material breach in terms of clause 3.4; (ii) failing to comply with clause 3.5;
                  (iii) failing to take the quantities of Timber prescribed in clause 9.7.1 or 9.7.2 and the procedure contained in clause 9.7.3 and 9.7.4 has been complied with;
                  (iv)     failing to accept  Timber in breach of clauses  14.1;
                           (v)  failing  to make  payments  in  breach of clause
                           21.2;
                  (vi) failing to provide security or to adjust or vary the secured amount in breach of clause 27;
                  (vii) purporting to assign the whole or any part of this Agreement without the consent of Timbermans Group in breach of clause 35.

31.2 If Timbermans Group commits a material breach of this Agreement and the default is not remedied within a reasonable period after notice to remedy the breach has been served on Timbermans Group, then the Company may terminate this Agreement. A material breach includes without limitation failing to supply the Annual Supply in breach of clause 2.2.1.

31.3 The party terminating this Agreement arising from the default of the other party may claim damages for all loss arising from the default unless the claim for damages is excluded under this Agreement.

32.    DISPUTES

The following procedures will apply to disputes under this Agreement:

32.1 If a party claims a dispute the parties must first seek resolution by negotiation to be conducted between the Chief Executive Officers of the respective parties and, failing resolution within 28 days, the dispute must be referred to mediation by the Australian Commercial Disputes Centre (`ACDC').

32.2     In the event that the dispute has not been resolved within twenty eight
         (28) days after the appointment of a mediator then, unless otherwise agreed in writing between the parties, the dispute must be submitted to arbitration, administered by ACDC.

32.3 The arbitrator will be agreed between the parties or, failing Agreement, shall be appointed by the Secretary-General of the ACDC or similar body. The arbitrator must not be the same person as the mediator.

32.4 Any mediation or arbitration proceedings must be held in Sydney. Any arbitration must be undertaken in accordance with and subject to the Institute of Arbitrators Rules for the conduct of Commercial Arbitration.

32.5 The Arbitrator or some person appointed on the Arbitrator's behalf may investigate the Company's and Timbermans Group' affairs and accounts so far as may be necessary to assist the Arbitrator to determine any matter referred for arbitration. The Company and Timbermans Group must give the Arbitrator full access to all accounts and papers necessary for that purpose and must afford the Arbitrator full information and assistance.

32.6     The provisions of this clause 32 will not apply to clause 27.

32.7 In so far as the provisions of this clause 32 apply to clause 18 the issue for consideration by any mediation or arbitration is to be limited to whether the Delivered Price or the Delivered Price Review Mechanism in dispute (the "disputed item"), was a reasonable one in consideration of the factors set out in clause 18 to be taken into account in determining the disputed item. To avoid any doubt any such arbitration may not determine the Delivered Price or the Delivered Price Review Mechanism which is to apply.

32.8 If an arbitration regarding a disputed item determines the disputed item was unreasonable the disputed item will be void ab initio and Timbermans Group must:
         32.8.1 promptly redetermine the disputed Delivered Price or the Delivered Price Review Mechanism which will then apply from the first date the dispute item was originally intended to apply;
         32.8.2 refund to the Company any over payment made under the disputed item.

33.    WAIVER

33.1 Agreement by Timbermans Group to an Annual Delivery Plan or Monthly Delivery Schedule or amendment thereto which provides for the Company to take less than the Annual Supply in any Year will not constitute a waiver of any obligation imposed, or right given, by this Agreement.

33.2 A party does not waive a right or power simply because it fails to exercise or delays exercising that right or power. A single exercise of a right or power does not prevent exercising it again or exercising any other right or power. A right or power may only be waived in writing signed by the party to be bound by the waiver.

34.    VARIATION

34.1     This Agreement contains the total understanding of the parties.

34.2 None of the provisions of this Agreement may be varied, waived, discharged or released either at law or in equity, unless by the express consent of the parties in writing.

35.    ASSIGNMENT

35.1 The Company may not without the prior written consent of Timbermans Group assign its rights and responsibilities under this Agreement to any person provided that Timbermans Group' consent will not be unreasonably withheld. Any Change in Control of the Company will be deemed to be an assignment of the Company's rights and entitlements under this Agreement.

35.2 The consent given by Timbermans Group may be subject to the assignee executing all agreements and other documents which Timbermans Group reasonably requires.

35.3 All money due to Timbermans Group under this Agreement must be paid before any assignment of it by the Company.

36.    INTEREST

36.1 In the event that the Company fails to pay any money due to Timbermans Group when required to do so by this Agreement, interest will accrue on all unpaid money from the date of default until payment in full at the rate of interest per annum for the time being payable under Schedule J of the Supreme Court Rules (NSW).

37     NOTICE

 37.1    Any notice required to be served under this Agreement may be served:
         37.1.1   in the case of the Company:
                  Attention: Managing Director
                  Integrated Forest Products Pty Ltd
                  95 Salmon Street
                  Port Melbourne, VIC. 3207
                  Phone:         0386454300
                  Fax:           0386454301

         37.1.2   in the case of Timbermans Group:
                  Attention:  Managing Director
                  Timbermans Group Pty Ltd
                  11 - 12 Government Road
                  Eden, NSW, 2551

                  Phone         (02) 64961222
                  Fax           (02) 64963097

37.2 The parties may change the address for service of notice from time to time by notice in writing to the other party.

38.    GOVERNING LAW

38.1 This Agreement is governed by the laws of New South Wales and the parties agree to the jurisdiction of the Courts of New South Wales.

39.    SEVERABILITY

39.1 If any provisions of this Agreement are held to be invalid, illegal, or unenforceable by a Court or other tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

40.    CONFIDENTIALITY

40.1 No party will disclose the contents or terms of this Agreement or any information or documents received by it in connection with the negotiation of this Agreement or pursuant to the provisions of this Agreement without the prior written consent of the other parties, except to the extent that:
         40.1.1   the information is available to the public generally;
         40.1.2 that party is required to make the disclosure by law or to make any filing, recording or registration required by law;
         40.1.3 the disclosure is necessary or advisable for the purpose of obtaining any consent, authorisation, approval or licence from any public body or authority;
         40.1.4 it is necessary that the disclosure be made to any taxation or fiscal authority;
         40.1.5 the disclosure is made on a confidential basis to the professional advisers of that party (including any industry association) for the purpose of obtaining advice in relation to this Agreement or the enforcement of this Agreement or otherwise for the purpose of consulting those professional advisers; or
         40.1.6 the disclosure is required or desirable to be made in pursuance of any procedure for discovery of documents and any proceedings before any court, tribunal or regulatory body.

IN WITNESS WHEREOF the parties hereto execute this Agreement as a Deed and have signed, sealed and delivered this Agreement on the day and year hereinbefore written.

 I, Tony Esplin
 have hereunto affixed the Seal of the           )
 TIMBERMANS GROUP PTY LTD                       )

 in the presence of:                            )...............................

 .........................................

 THE COMMON SEAL of INTEGRATED                  )
 FOREST PRODUCTS
 affixed in accordance with its Constitution    )
 in the presence of:                            )

 .........................................              ........................
 Secretary                                                         Director


                                TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATIONS:..............................................................1
1.1       Definitions:.............................................................................1
1.2       Interpretation...........................................................................3
2.   SCOPE OF AGREEMENT............................................................................4
3.   RELEVANT PROVISIONS SUBJECT TO CONDITIONS PRECEDENT...........................................4
4.   COMMENCEMENT AND DURATION OF AGREEMENT........................................................7
5.   PREMIUM PAYMENT....................................................ERROR! BOOKMARK NOT DEFINED.
6.   BASE QUANTITY.................................................................................8
7.   ADDITIONAL SUPPLIES...........................................................................8
8.   MARGINAL QUANTITY.............................................................................8
9.   SHORTFALL MANAGEMENT..........................................................................9
10.     METHOD OF SUPPLY..........................................................................10
11.     ANNUAL DELIVERY PLAN......................................................................10
12.     MONTHLY DELIVERY SCHEDULES................................................................11
13.     AMENDING OF ANNUAL DELIVERY PLAN OR MONTHLY DELIVERY SCHEDULE.............................11
14.     DELIVERY..................................................................................12
15.     SPECIFICATIONS............................................................................12
16.     TITLE AND RISK............................................................................13
17.     DELIVERED PRICES..........................................................................13
18.     DELIVERED PRICE REVIEW....................................................................13
19.     INFORMATION...............................................................................15
20.     GOODS AND SERVICES TAX....................................................................15
21.     PAYMENT...................................................................................16
22.     MEASUREMENT...............................................................................17
23.     COMPANY'S OBLIGATIONS.....................................................................17
24.     TIMBERMANS GROUP OBLIGATIONS..............................................................18
25.     INDEMNITY AND INSURANCE...................................................................18
26.     SALE OF TIMBER TO OTHER PERSONS...........................................................18
27.     SECURITY..................................................................................18
28.     FORCE MAJEURE.............................................................................19
29.     PRIORITY OF SUPPLY........................................................................20
30.     LIMITATION OF LIABILITY...................................................................21
31.     TERMINATION OF AGREEMENT..................................................................21
32.     DISPUTES..................................................................................22
33.     WAIVER....................................................................................22
34.     VARIATION.................................................................................23
35.     ASSIGNMENT................................................................................23
36.     INTEREST..................................................................................23
37      NOTICE....................................................................................23
38.     GOVERNING LAW.............................................................................24
39.     SEVERABILITY..............................................................................24
40.     CONFIDENTIALITY...........................................................................24
Table1..................................................................Error! Bookmark not defined.
OTHER...................................................................ERROR! BOOKMARK NOT DEFINED.

                                   SCHEDULE 1

                                 SPECIFICATIONS

Species
Logs shall be from the species Pinus radiata.

Log length and diameter

Logs shall have a minimum small end diameter under bark (SEDUB) of 18cm and a maximum large end diameter under bark (LEDUB) of 55cm.

Logs will be supplied in five (5) length classes unless otherwise agreed to.

Table 1 summarises the targeted log lengths;

    Table1
------------------------------------------------------------------------
   Nominal              Targeted            Minimum        Maximum
   Length           Presented Length        Length         Length
------------------------------------------------------------------------
------------------------------------------------------------------------
        3.6m              3.74m              3.69m            3.79m
------------------------------------------------------------------------
        4.2m              4.34m              4.29m            4.39m
------------------------------------------------------------------------
        4.8m              4.94m              4.89m            4.99m
------------------------------------------------------------------------
        5.4m              5.54m              5.49m            5.59m
------------------------------------------------------------------------
        6.0m              6.14m              6.09m            6.19m
------------------------------------------------------------------------

Length tolerance for all log lengths will be +/- 5cm. Logs with a length less than 3.69m or greater than 6.19m are out of specification. All logs greater than 3.69m or less than 6.19m in length are within specification. The following applies to logs between 3.69m and 6.19m:
      o     Logs will be sold at the Nominal Length;
      o For any given Nominal Length, logs should be cut as close as possible to the Targeted Presented Length, but in any case should be between the Maximum and Minimum Lengths.
      o If a log length is less than the Minimum Length, the saleable length of the log will drop back to the next Nominal Length. The difference between the actual log length and the Maximum Length of the new Nominal Length will be converted to an approximate volume (based on the SEDUB of the log). The value of this portion of the log will be refunded.
      o If a log length is greater than the Maximum Length, the saleable length will remain at the same Nominal Length. The difference between the actual log length and the Maximum Length will be converted to an approximate volume (based on the SEDUB of the log). The value of this portion of the log will be refunded.

Log length is defined as the shortest distance between the sawn ends measured in a straight line. Ends to be cut square with a tolerance of ten (10) percent of diameter.

Logs will be delivered to the Mill unsorted for diameter or length.

The Large End of logs shall all be orientated in the same direction when delivered.

Sweep

Logs less than 28cm centre diameter under bark (CDUB) shall have a maximum sweep of 15% of CDUB over a 3.6m section of the log. Logs greater than 28cm centre diameter under bark (CDUB) shall have a maximum sweep of 20% of CDUB over a 3.6m section of the log.

Double sweep (or wobble) in one plane is acceptable. The maximum allowable sweep is as per the single sweep specification (above).

As a general rule, double sweep in two planes is not acceptable. However, slight changes in direction do define double sweep. For a log to be rejected the sum of deviations in all planes must exceed 15% of CDUB over the length of the log.

Sudden changes in direction are not permitted.

Knot size

Logs shall have a maximum knot size of 6cm measured across the shortest axis for logs smaller than 28cm SEDUB and a maximum knot size of 8cm measured across the shortest axis for logs larger than 28cm SEDUB.

Spike Knots

Spike knots are defined when the angle between a branch and the trunk is 30 degrees or less. This is evident on a knot when the long axis of the knot is greater than twice the length of the shortest axis. Logs shall have a maximum spike knot size of 6cm measured across the shortest axis of the knot.

OTHER

Logs shall have no more than 10 percent of the cross sectional area of any end section of the log covered by visible blue stain at the time of delivery. Surface mould or blue stain is permitted. Timbermans Group will use all reasonable endeavours to minimise blue stain in logs.

Damage from harvesting operations, including log loading but not including log unloading, that penetrates the surface of the wood by more than 10 percent of the diameter at the point of penetration or 3cm, whichever is the lesser, is not permitted.

Butt pull or draw wood greater than 1cm is not acceptable.

Butt swelling or flare extending more than 10cm beyond the circumference of the log is not acceptable.

End splitting and falling shatter is not acceptable. The portion of end split log must be at least 1cm in depth. Shatter is defined as the breakage of fibre within the log.

Double heart is not acceptable.

The log is reasonably sound and free of rot. It must not be from a dead tree or a dead portion of a tree.

Foreign objects, insect damage and rot are not permitted. Fire damage on the debarked log is not permitted.

Scars which penetrate into the log more than 3cm from the log surface are not permitted.

                                   SCHEDULE 2

                              MAP OF AREA OF SUPPLY

                                   SCHEDULE 3

                       DELIVERED PRICE (DOUBLE SHIFT RATE)

To apply from Commencement Date to 30 June 2007 subject to the payment of the Premium and variation each Half Year of the Term in accordance with clause 18

                       ---------------------------------------------
                           Centre Diameter      Delivered Price
                           Overbark (CDOB)         ($/tonne)
                              Class
                               (cm)
                       ---------------------------------------------

                            Less than 20             31.62

                                20-22                31.62
                                22-24                32.25
                                24-26                33.72
                                26-28                35.77
                                28-30                40.18

                                30-32                45.69
                                32-34                51.19
                                34-36                55.97
                                36-38                60.31
                                38-40                64.34

                                40-42                66.26
                                42-44                68.01
                                44-46                69.48
                                46-48                70.59
                                48-50                72.78

                            50 and above             74.85
                       ---------------------------------------------

Notes:
Assumed Weight Conversion Factor is 0.94
The Delivery destination is assumed to remain at the proposed mill location.

To apply from 1 July 2007 to 30 June 2009 subject to variation each Half Year of the Term in accordance with clause 18

                       ---------------------------------------------
                           Centre Diameter
                           Overbark (CDOB)      Delivered Price
                                Class              ($/tonne)
                                (cm)
                       ---------------------------------------------

                            Less than 20             32.15

                                20-22                32.15
                                22-24                32.81
                                24-26                34.34
                                26-28                36.49
                                28-30                41.12

                                30-32                46.89
                                32-34                52.66
                                34-36                57.66
                                36-38                62.20
                                38-40                66.43

                                40-42                68.44
                                42-44                68.28
                                44-46                71.81
                                46-48                72.97
                                48-50                75.27

                            50 and above             77.44
                       ---------------------------------------------

Notes:
Assumed Weight Conversion Factor is 0.94
The Delivery destination is assumed to remain at the proposed mill location.

    To apply from 1 July 2009 subject to variation each Half Year of the Term in accordance with clause 18

                       ---------------------------------------------
                          Centre Diameter         Delivered Price
                          Overbark (CDOB)            ($/tonne)
                              Class
                               (cm)
                       ---------------------------------------------

                           Less than 20                33.21

                               20-22                   33.21
                               22-24                   33.93
                               24-26                   35.60
                               26-28                   37.95
                               28-30                   43.00

                               30-32                   49.29
                               32-34                   55.58
                               34-36                   61.04
                               36-38                   65.99
                               38-40                   70.61

                               40-42                   72.79
                               42-44                   74.80
                               44-46                   76.48
                               46-48                   77.74
                               48-50                   80.25

                           50 and above                82.61
                       ---------------------------------------------

Notes:
Assumed Weight Conversion Factor is 0.94
The Delivery destination is assumed to remain at the proposed mill location.

                                   SCHEDULE 4

                        DELIVERED PRICE REVIEW MECHANISM

Part 1:  Definitions and interpretation

In this Schedule unless the context indicates to the contrary:

Estimated Market Price of a Product during a period is that fair and reasonable market price for the Product during the period determined by Timbermans Group in consultation with the Company after taking into account:
(i) The average of the average monthly price received by the Company for the Product during the period (if available);
(ii) Data from the Australian Bureau of Statistics (or other relevant independent source); and
(iii) Data obtained by Timbermans Group on the prices obtained for the relevant end products by other NSW industry manufacturers during the period.
Cost Item means a factor relevant to the market value of Timber delivered at the Mill more particularly being any item set out in column 1 of Part 3;
Base Indicator Rate for a review means the Indicator Rate which was the Current Indicator Rate for the previous review;
Current Indicator Rate means the Indicator Rate at the time a review of the Schedule Prices is being conducted;
Indicator means an Indicator of a Cost Item more particularly being any Indicator set out in column 2 of Part 3;
Indicator Rate means the value or status of an Indicator at a point in time; Indicator Weighting means the weighting given to a Indicator for the purpose of calculating the weighted movement across all Indicators during a review more particularly being the weighting set out in column 4 of Part 3;
Products means the sawn timber products manufactured by the Company from Timber supplied under this Agreement including those sawn timber products which are (or potentially could be) Product A, Product B and Product C from time to time; Product A for the purpose of a Delivered Price review means that sawn timber product manufactured by the Company from Timber supplied under this Agreement and sold by the Company which gave the Company the most revenue during the last Half Year prior to the Half Year in which the review is being conducted;
Product B for the purpose of a Delivered Price review means that sawn timber product manufactured by the Company from Timber supplied under this Agreement and sold by the Company which, except for Product A, gave the Company the most revenue during the last Half Year prior to the Half Year in which the review is being conducted;
Product C for the purpose of a Delivered Price review means that sawn timber product manufactured by the Company from Timber supplied under this Agreement and sold by the Company which, except for Product A and Product B, gave the Company the most revenue during the last Half Year prior to the Half Year in which the review is being conducted;

A reference to Part 3 means a reference to Part 3 of this Schedule as amended from time to time in accordance with this Agreement.

Part 2 : Methodology

The following describes the method of varying the Delivered Prices:

1. Ascertain the level of each Indicator in column 2 of Part 2, expressed in dollars and cents, percentage or as an index (as the case may be) current at the time of the review (the Current Indicator Rate).

2. Ascertain the movement in each Indicator during the relevant review period by establishing percentage increase (or decrease) in the Indicator Rate (by comparing the Current Indicator Rate (see clause 1) to the Base Indicator Rate) and applying any weighting specified in column 2 to that percentage change. An example of the methodology is shown in the example below:
      (a) assume movement in Product A Indicator Rate is from $500 (Base Indicator Rate) to $520 (Current Indicator Rate);
      (b)   Product A Indicator Rate change is therefore + 4%;
      (c)   weighting for Product A is 100% (from column 2 of Part 3);
      (d)   100% of +4% is +4.0%.

       Therefore +4.0% is the movement in Product A Indicator.

3. Calculate the weighted movement across all Indicators by applying the methodology below:
      (a) multiply the movement in each Indicator (see clause 2) by the Indicator Weighting in column 4 of Part 3 (eg the + 4.0% for Product A from clause 2 above is multiplied by the relevant Indicator Weighting for Product A, i.e. 8%, with the product being .32%);
      (b) the sum of the products of each calculation referred to in clause 3(a) is the weighted movement across all Indicators.

5. The weighted movement across all Indicators calculated in accordance with clause 3 is the variation in the Delivered Prices over the relevant review period for the purposes of this Agreement. The new Delivered Prices determined under this review mechanism are calculated by applying the weighted movement across all indicators (from clause 4 above) to the current Delivered Prices as per the methodology in the example below: (a) assume the weighted movement across all Indicators is +2.5%, and the existing Delivered Price is $50.00; (b) the new Delivered Price is $50.00 x 1.025 which equals $51.25.

6.    For the purposes of the next Delivered Price review ascertain new column 4
      Part 3 Indicator Weightings for each Indicator by multiplying the then current column 4 Part 3 Indicator Weighting for each Indicator by the period movement in the relevant Indicator (see clause 2 above) and then dividing the result by the weighted movement across all Indicators (see clause 3 above). This will produce a new table of weightings which sum to 80 percent. For example:
      (a) assume Product A movement (see clause 2 above) is +4.0%, the weighted movement across all cost items is +2%, and the Indicator Weighting for Product A (from column 4 of Part 3) is 8%;
      (b) then the new Indicator Weighting for Timber Product 1 is calculated by the formula;
      (c)   8% X 1.04 / 1.02 which equals 8.16%.

7. For the purposes of calculating the movement in the Estimated Market Price for each of the Products which are the basis for the Indicators for Item 1 of the Cost Items:
      (a) the Current Indicator Rate will be the Estimated Market Price during the last Half Year prior to the Half Year in which the review is being conducted. and
      (b) in the first Delivered Price review in which those Indicators are applied the Base Indicator Rate will be the Estimated Market Price during the second last Half Year prior to the Half Year in which the review is being conducted;

8. For the purposes of calculating the movement in the average wholesale price for MGP 10 Structural Radiata Pine in NSW, Queensland, and Victoria:
      (a) the Current Indicator Rate will be the average wholesale price for MGP 10 Structural Radiata Pine in NSW Queensland, and Victoria established by Timbermans Group in its last market survey prior to the date of the review;
      (b) in the first Price review occurring on or about the Commencement Date the Base Indicator Rate will be the average wholesale price for MGP 10 Structural Radiata Pine in NSW established by the Timbermans Group in its market survey which last occurred before the date of this Agreement;

9. For the purposes of calculating the movement in the Sydney Softwood Producer Price Index of Materials used in House Building:
      (a) the Current Indicator Rate will be the value of the Sydney Softwood Producer Price Index of Materials used in House Building as last published by the Australian Bureau of Statistics (ABS) prior to the date of the review; and
      (b) in the first Price review occurring on or about the Commencement Date the Base Indicator Rate will be the value of the Sydney Softwood Producer Price Index of Materials used in House Building as last published by ABS before the date of this Agreement;

10. Unless otherwise agreed in each Delivered Price review until the Company has been manufacturing and selling 3 or more Products for at least 2 consecutive Half Years, the Indicators in relation to the Products shall be substituted by 100% of the movement in the Average wholesale price for MGP 10 (F5) Structural Radiata Pine in NSW as measured by Timbermans Group Timber Market Survey with an Indicator Weighting of 20% (making the total Indicator Weighting in relation to that Indicator 35%). On introduction of the Indicators in relation to the Products the Indicator Weighting for the Products A B and C shall be 40%, 30% and 30% respectively of the then applicable Indicator Weighting for the substitute Indicator (as varied from 20%).

11. In the first Delivered Price review occurring on or about the Commencement Date, the Base Indicator Rate for each of the Indicators (other than those for Cost Item 1) will be the relevant rate which was applicable at the date of this Agreement.

Part 3                    :         Indicators and Weightings

----------------------------------------------------------------------------------------------------------
      Column 1                    Column 2                       Column 3                 Column 4
----------------------------------------------------------------------------------------------------------
     Cost Item                   Indicator                    Indicator Rate            Weighting at
                                                                                     Commencement Date
----------------------------------------------------------------------------------------------------------
   Item 1: Timber       100% of the movement in the      Market Survey April 2003             8%
      Products           Estimated Market Price for
                                 Product A
                     -------------------------------------------------------------------------------------
                        100% of the movement in the      Market Survey April 2003             6%
                         Estimated Market Price for
                                 Product B
                     -------------------------------------------------------------------------------------
                        100% of the movement in the      Market Survey April 2003             6%
                         Estimated Market Price for
                                 Product C
                     -------------------------------------------------------------------------------------
                          100% of the movement in the    Market Survey April 2003            15%
                        Average wholesale price for MGP
                        10 (F5) Structural Radiata Pine
                            in NSW Queensland, and
                           Victoria, as measured by
                        Timbermans Group Timber Market
                                    Survey
                     -------------------------------------------------------------------------------------
                           100% of the movement in the      March Quarter 2003                5%
                           ABS Producer Price Index of
                        Materials used in House Building
                             - Softwood in Sydney -
                               (Unpublished Series
                              from Cat No. 6427.0)
----------------------------------------------------------------------------------------------------------
   Item 2: Wages        100% of the movement in the ABS    February Quarter 2003             30%
                         Average Weekly Earnings, State
                         and territories: Original (13)
                        NSW (All employees total earnings
                               - Cat No. 6302.0)
----------------------------------------------------------------------------------------------------------
   Item 3: Diesel       100% of the movement in the Shell Wholesale Value for diesel         10%
                        in NSW (free delivery area) being movement in the Net Price as follows in the example.
                                              March 2003
                     --------------------------------------------------------------
                         Base Price (excluding GST)              $0.4696
                     --------------------------------------------------------------
                            Plus Federal Excise                  $0.3864
                     --------------------------------------------------------------
                     Less 50% of the Diesel Fuel Rebate          $0.1915
                     --------------------------------------------------------------
                       Less 50% of the On Road Grant             $0.0926
                     --------------------------------------------------------------
                                 Net Price                       $0.5720
----------------------------------------------------------------------------------------------------------